SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 19, 2005 (October 14, 2005)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 14, 2005, we announced that Barry Fromberg will resign from his position as Executive Vice President and Chief Financial Officer of our company. In order to ensure a smooth transition, Mr. Fromberg will remain in his position until his successor is selected and our 2005 financial statements have been completed and filed, which we expect to be on or around April 1, 2006. We intend to conduct a search, including both internal and external candidates, for Mr. Fromberg’s successor. We expect to enter into an agreement with Mr. Fromberg pursuant to which he will agree to remain in his position until his successor is selected and our 2005 financial statements have been completed and filed, which we expect to be on or around April 1, 2006, and to make himself available to assist with transition issues that may arise after April 1, 2006, in exchange for certain financial consideration.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2005	DEAN FOODS COMPANY
	By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Senior Vice President and Deputy General Counsel